UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2014

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3

San Francisco, CA 94111

(Address and zip code of principal executive offices)

(415) 283-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Pattern Energy Group Inc. (the “Company”) has determined that it will restate and correct errors in the computation and disclosure of Class A diluted earnings per share for the three months ended March 31, 2014. The initial calculation did not correctly consider that upon the commercial operation date of South Kent on March 28, 2014, the “if-converted” method of calculating diluted earnings per share would result in a more dilutive result than the previously applied “two-class” method. The more dilutive result of these methods should have been reported on the Company’s consolidated statement of operations.

Specifically, the Company is amending and restating the Consolidated Statements of Operations for the Three Months Ended March 31, 2014 and 2013 (unaudited) to correctly state that (a) the diluted loss per share of Class A common stock for the quarter ended March 31, 2014 was $(0.29), and (b) the diluted weighted average number of shares of Class A common stock outstanding for the quarter ended March 31, 2014 was 51,421,931.

A summary of the impact of these corrections are shown in the following table:

	Three months ended March 31, 2014
	As previously reported	As restated
Numerator for basic and diluted earnings per share:
Net income (loss) attributable to controlling interest	$(14,889)	$(14,889)
Less: dividends declared	(11,179)	(11,179)

Undistributed loss	$(26,068)	$(26,068)
Denominator for loss per share:
Weighted average number of shares:
Class A common stock - basic	35,533,166	35,533,166
Add dilutive effect of:
Stock options	—	95,219
Restricted stock awards	—	238,546
Class B common stock	—	15,555,000

Class A common stock - diluted	35,533,166	51,421,931
Class B common stock - basic and diluted	15,555,000	15,555,000
Calculation of basic and diluted loss per share:
Class A common stock:
Dividends	$0.31	$0.31
Undistributed loss	(0.51)	(0.51)

Basic loss per share	$(0.20)	$(0.20)

Class A common stock:

Diluted loss per share	$(0.20)	$(0.29)

Class B common stock:

Basic and diluted loss per share	$(0.51)	$(0.51)

The corrections to diluted loss per share of Class A common stock has no impact on the Company’s unaudited consolidated balance sheets as of March 31, 2014, consolidated statements of comprehensive loss, including net loss, for the three months ended March 31, 2014, consolidated statement of stockholders’ equity as of March 31, 2014, or the statements of cash flows for the three months ended March 31, 2014.

On August 1, 2014, the Audit Committee of the Company’s Board of Directors concluded, after discussion with the Company’s management and its independent registered public accounting firm, Ernst & Young LLP, that, as a result of the error, the financial statements for the three months ended March 31, 2014 included in the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 2, 2014 (the “Original Form 10-Q”) should no longer be relied upon.

Management determined that the Company did not maintain effective controls over the calculation and reporting of earnings per share. Specifically, the Company identified deficiencies with respect to design and operation of controls over the methodology used to calculate Class A diluted earnings per share, which resulted in a material weakness in internal control over financial reporting. The Company has since modified its procedures with respect to process of calculating earnings per share, including additional instruction to the Company’s accounting staff on the calculation of diluted earnings per share. Management considers the steps underway will be sufficient to remediate the material weakness noted above.

The Company intends to file with the SEC an amendment to the Original Form 10-Q to reflect the restatements promptly following the filing of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2014

PATTERN ENERGY GROUP INC.

By:	/s/ Dyann S. Blaine
	Name:	Dyann S. Blaine
	Title:	Vice President and Secretary